UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

 Filed by the Registrant              Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Office Properties Income Trust

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 617-219-1440 opirelt.com

FOR IMMEDIATE RELEASE

Contact: Olivia Snyder, Manager, Investor Relations (617) 219-1410 www.opireit.com

Office Properties Income Trust Changes Location of Annual Meeting of Shareholders to Webcast

Annual Meeting of Shareholders still to be held on May 27, 2020 at 9:30 a.m.

Newton, MA (May 11, 2020): Office Properties Income Trust (Nasdaq: OPI) announced today that its annual meeting of shareholders scheduled for May 27, 2020 (the “Annual Meeting”) will be held by Internet webcast in order to mitigate potential risks to the health and safety of OPI’s shareholders, service providers, personnel and other stakeholders arising from the public health impact of the coronavirus outbreak (COVID-19).

If you are a shareholder as of the record date who holds shares directly, you may participate in the Annual Meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein:  http://viewproxy.com/OfficePropertiesIncomeTrust/2020. Please have the control number located on your proxy card or voting information form available.

If you are a shareholder as of the record date who holds shares indirectly through a brokerage firm, bank or other nominee (a “Beneficial Owner”), you must present evidence of your beneficial ownership of shares. For this purpose, a copy of a letter or account statement from the applicable brokerage firm, bank or other nominee confirming such ownership will be acceptable. If you are a beneficial owner and want to vote your shares at the Annual Meeting, you must also provide a legal proxy from your bank, broker or other nominee. You will not be able to vote your shares at the Annual Meeting without a legal proxy. Beneficial Owners should complete the registration process at least three days in advance of the Annual Meeting to ensure that all documentation and verifications are in order.

The agenda for the Annual Meeting is unchanged from the proxy statement dated April 13, 2020, and the proxy statement and proxy card that were mailed to record date shareholders on or about that date remain valid. Shareholders of record at the close of business on March 16, 2020 are entitled to attend and vote at the Annual Meeting.

If you have already voted by mail, by telephone or online, you do not need to do anything further to vote your shares. If you have any questions about voting or need assistance in voting your shares or authorizing your proxy, please call Morrow Sodali LLC, the firm assisting OPI in the solicitation of proxies, at (800) 662-5200. If you have any other questions about the Annual Meeting, please call Investor Relations at (617) 219-1410.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IF YOU HAVE NOT YET VOTED, OPI NEEDS YOUR VOTE IMMEDIATELY.

Proxy Statement and Annual Meeting of Shareholders

A copy of the OPI’s definitive proxy statement is available free of charge on the SEC’s website at www.sec.gov. Shareholders should read the definitive proxy statement carefully because it contains important information. Shareholders should make no decision about the proposals being presented at the Annual Meeting until reviewing the definitive proxy statement made available to them.

OPI and its trustees and officers, The RMR Group LLC, its officers and employees and its parent’s and subsidiaries’ respective members, trustees, directors, shareholders, officers and employees, and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposals being presented at the Annual Meeting. Shareholders may obtain more detailed information regarding the direct and indirect interests of the foregoing persons by reading the definitive proxy statement filed with the SEC.

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